Exhibit 99.1

N E W S B U L L E T I N FROM:	RE: Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

IMMEDIATE RELEASE:

December 13, 2010

HEADWATERS INCORPORATED ANNOUNCES

AMENDMENT TO REVOLVING LOAN AGREEMENT

SOUTH JORDAN, UTAH, DECEMBER 13, 2010 (NYSE: HW) – HEADWATERS INCORPORATED announced it has amended the $70 million asset based loan credit facility (“ABL Revolver”). Among other things, the amendment reduces the interest rate on LIBOR borrowings by 150 basis points, removes the asset disposal restriction on non-borrower subsidiaries, and increases the availability to make strategic permitted acquisitions aggregating up to $10 million annually, subject to a $30 million cap during the term of the ABL Revolver. The fixed charge coverage ratio covenant was amended to drop the trigger of available borrowings to revolving loan commitments from 50% down to 15% with the triggered ratio being reduced from 1.1 to 1.0. The new amendment provides the ability to prepay senior secured notes if, among other conditions, available borrowings are greater than 50% of revolving loan commitments. The banks participating in the ABL Revolver remained the same and consist of Bank of America, N.A., U.S. Bank National Association and Zions First National Bank.

“We are pleased to have completed this amendment to our ABL Revolver. These changes reflect the continued improvement of Headwaters’ credit and the substantial reduction in financial risk that has been realized over the last 18 months,” said Scott Jackson, Headwaters’ Treasurer. “We appreciate very much the relationship we have with these lenders and their willingness to work with us.”

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries. Through its coal combustion products, building products, and energy businesses, the Company earns a revenue stream that helps to provide the capital to fund growth of existing and new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2010, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

###